Exhibit 99.B(a)(1)(b)

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF TRUST

OF

THE VICTORY VARIABLE INSURANCE FUNDS

This Certificate of Amendment to Amended and Restated Certificate of Trust of The Victory Variable Insurance Funds (the “Trust”) is being executed for the purpose of amending the Amended and Restated Certificate of Trust of the Trust filed with the Office of the Secretary of State of the State of Delaware (the “State Office”) on October 15, 1998, pursuant to the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Act”).

The undersigned hereby certifies as follows:

1.               The name of the Trust is The Victory Variable Insurance Funds.

2.               The name of the Trust is hereby changed to Victory Variable Insurance Funds.

3.               This Certificate of Amendment to Amended and Restated Certificate of Trust shall become effective upon filing with the State Office.

IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment in accordance with Section 3811 of the Act.

TRUSTEE:
The Victory Variable Insurance Funds

/s/ Leigh A. Wilson
Leigh A. Wilson,
as Trustee and not individually
Dated: August 19, 2015